EXHIBIT 99.2

Contact:

Scott Tsujita
SVP Finance, Treasury & Investor Relations
Hypercom Corporation

602.504.5161

FOR IMMEDIATE RELEASE

Hypercom Reconfigures End-to-End Product Supply Chain to Drive Efficiency, Quality and
Time-to-Market

Outsources Manufacturing and Consolidates Key Global Operations

PHOENIX, June 29, 2007 – Hypercom Corporation (NYSE: HYC) today announced its intention to outsource its manufacturing and consolidate its assembly, software, repair and maintenance functions globally to drive improvements in product quality, quickly adapt to changing market needs and reduce costs. A number of these activities are already in process or substantially completed.

The initiative includes:

•	Outsourcing the Company’s manufacturing requirements to third-party contract manufacturers, including supply chain, production, assembly, and testing presently performed in Shenzhen, China and in Atibaia, Brazil. Printed circuit board assembly operations formerly in Shenzhen have already been outsourced to the Company’s manufacturing partner’s facility in Johor Bahru, Malaysia.

•	Consolidating global software development activities to Singapore, Latvia, and India reducing similar activities now performed in the US and Sweden. This initiative is in process.

•	Relocating US service and repair operations from Phoenix, Arizona to Hermosillo, Mexico. This initiative has been completed.

•	Reorganizing and reducing the manufacturing and operations management team in Phoenix consistent with the move to third-party contract manufacturing. This initiative will generally align with the manufacturing contract management initiative.

•	Selling the Phoenix, Arizona facility and adjacent land as a result of the reduction of Phoenix-based development, repair, and manufacturing personnel and moving the Phoenix headquarters to smaller, more appropriate space. This sale transaction has been completed.

In line with these actions, the Company today announced a partnership with Venture Corporation Ltd. The partnership contemplates Hypercom transitioning its entire manufacturing operations in Shenzhen, China to Venture locations during 2007 and 2008.

Hypercom expects to wind-down its direct product manufacturing operations in Brazil, effective the end of September 2007. The Company anticipates that it will transition to third-party contract manufacturing in Brazil over time as products designed for the economic requirements of the Brazilian market become available.

“We are continuing our drive to improve product quality, efficiency, cost and time-to-market,” said Hypercom Chief Executive Officer William Keiper. “By consolidating and outsourcing manufacturing to a global manufacturing leader and centralizing our software development, repair and service activities in efficient markets with highly qualified talent, we expect to streamline our operations, improve our cost structure and product gross margins, and over time enable significantly reduced component and product inventories.”

The Company expects, in its second quarter 2007 financial statements, to record charges to cover costs associated with severance, inventory, certain tax-related items as well as other items, and to record a gain on the sale of the Phoenix property.

In addition the Company expects to record charges associated with additions to its current inventory reserve to recognize market uncertainty about the level of future demand for products that are non-compliant with PCI PED security requirements.

These items are currently being addressed as part of the closing of the financial reports for the second quarter, and will be disclosed during the financial results conference call for the second quarter, expected to be held in early August 2007.

About Hypercom (www.hypercom.com)

Global payment technology leader Hypercom Corporation delivers a full suite of high security, end-to-end electronic payment products and services. The Company’s solutions address the high security electronic transaction needs of banks and other financial institutions, processors, large scale retailers, smaller merchants, quick service restaurants, and users in the transportation, healthcare, prepaid, unattended and many other markets. Hypercom solutions enable businesses in more than 100 countries to securely expand their revenues and profits.

# # #

Hypercom is a registered trademark of Hypercom Corporation. All other products or services mentioned in this document are trademarks, service marks, registered trademarks or registered service marks of their respective owners. This press release includes statements that may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding market acceptance of new products, product capability and performance, product manufacturing, product competitiveness, product and services sales, revenues and profits. These forward-looking statements also relate to our planned shift to a contract manufacturing model and related payroll reductions, and include statements regarding the timing of these actions, the number of employee positions to be eliminated, the expected benefits and the related effect on our financial results, and the amount of costs and charges to be incurred in connection with such actions. These forward-looking statements are based on management’s current expectations and beliefs and are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. In particular, factors that could cause actual results to differ materially from those in forward-looking statements include, industry, competitive and technological changes; the loss of, and failure to replace any significant customers; the composition, timing and size of orders from and shipments to major customers; inventory obsolescence; our ability to successfully manage our transition to a contract manufacturing model, including the impact on costs and inventories; market acceptance of new products and services; compliance with industry standards, certifications and government regulations; reliance on the performance of suppliers, subcontractors and manufacturers; risks associated with international operations and foreign currency fluctuations; the state of the U.S. and global economies in general and other risks detailed in our filings with the Securities and Exchange Commission, including the Company’s most recent 10-K and subsequent 10-Qs. Forward-looking statements speak only as of the date made and are not guarantees of future performance. We undertake no obligation to publicly update or revise any forward-looking statements. HYCF